As filed with the Securities and Exchange Commission on
                            December 13, 1996
                                                Registration No. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                       OCCIDENTAL PETROLEUM CORPORATION
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)



            DELAWARE                                    95-4035997

(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)



    10889 WILSHIRE BOULEVARD
    LOS ANGELES, CALIFORNIA                                90024
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                         MIDCON CORP. SAVINGS PLAN
                         (FULL TITLE OF THE PLAN)

                DONALD P. DE BRIER, ESQ., GENERAL COUNSEL
                    OCCIDENTAL PETROLEUM CORPORATION
                       10889 WILSHIRE BOULEVARD
                       LOS ANGELES, CALIFORNIA
                           (310) 208-8800
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================

                                   Proposed
                                   Maximum       Proposed
 Title of                          Offering      Maximum
Securities          Amount         Price         Aggregate       Amount of
  to be             to be          Per           Offering        Registration
Registered       Registered        Share(1)      Price(1)           Fee
-------------------------------------------------------------------------------
  Common
Stock, $.20      1,000,000         $22.50      $22,500,000.00     $6,818.00
 par value          (2)
===============================================================================
   (1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee based on the average of the high and low price for the Common
           Stock on December 11, 1996.

   (2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the results of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                            PART II

        INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents are hereby incorporated by reference in this Registration Statement:

     (a)  The   Annual   Report  on Form  10-K  of  Occidental
Petroleum Corporation ("Occidental" or the "Registrant") for the year ended December 31, 1995;

     (b) Quarterly Reports on Form 10-Q of the Registrant for the quarterly periods ended March 31, 1996, June 30, 1996 and
September 30, 1996;

     (c)  Current Reports on Form 8-K of the Registrant, dated
January  24,  1996, April 17, 1996, April 19, 1996,  July  22,
1996, October 17, 1996 and November 20, 1996; and

     (d) The description of the Common Stock contained in the Registration Statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 18, 1994, and Form 8-B/A, dated September 30, 1995 and including any amendment or report filed for the purpose of updating such descriptions subsequent to the date of this Registration Statement).

      All documents filed by the Registrant or the Occidental Petroleum Corporation 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of delivery of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

      Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the Common Stock registered pursuant hereto has been passed upon by Linda S. Peterson, a Senior Counsel of the Registrant. Ms. Peterson beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding shares of Common Stock of Occidental.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Occidental's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law and Occidental has entered into indemnification agreements with each director and certain officers providing for additional indemnification. Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.


ITEM 8.   EXHIBITS

     4.1 Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23, 1994 (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

     4.2  By-laws of Occidental,  as amended through  December
     15, 1994 (incorporated by reference to Exhibit 3.(ii)  to
     Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

     5.1  Opinion of Linda S. Peterson, Esq.

     23.1 Consent  of  Linda  S. Peterson, Esq.  (Included  in
     Exhibit 5.1).

     23.2 Consent of Arthur Andersen LLP.
     24.1 Power of Attorney  (Reference is hereby made to page
     5).

     99.1 MidCon Corp. Savings Plan.

     99.2 Amendment No. 1 MidCon Corp. Savings Plan


ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a)  To  include  any prospectus  required  by
Section 10(a)(3) of the Securities Act;



                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents fundamental change in the information set forth in the registration statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3.    To  remove  from  registration  by  means  of
post-effective   amendment  any  of   the   securities   being
registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes that it will submit or has submitted the MidCon Corp. Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the MidCon Corp. Savings Plan.

                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald P. de Brier, Robert E. Sawyer and Linda S. Peterson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, here ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 12, 1996.

                      OCCIDENTAL PETROLEUM CORPORATION
                                (REGISTRANT)


                      By:  R.R. IRANI
                         ----------------------------------
                         Ray R. Irani
                         Chairman of the Board of Directors,
                         Chief Executive Officer


     Pursuant  to  the  requirements of the  Securities Act of
1933, this Registration Statement  has  been  signed  by   the
following persons in the capacities and on the dates indicated.

     SIGNATURE                 TITLE                  DATE
     ---------                 -----                  ----


                          Chairman of the
    R.R. IRANI            Board of Directors
-------------------      and Chief Executive     December 12, 1996
    Ray R. Irani              Officer



     A.R. LEACH            Executive Vice        December 12, 1996
-------------------        President and Chief
  Anthony R. Leach         Financial Officer



  S.P. DOMINICK            Vice President and    December 12, 1996
-------------------        Controller (Chief
Samuel P. Dominick,        Accounting Officer)
   Jr.

  JOHN S. CHALSTY               Director         December 12, 1996
--------------------
  John S. Chalsty



EDWARD P. DJEREJIAN             Director         December 12, 1996
--------------------
Edward P. Djerejian



    ALBERT GORE                 Director         December  6, 1996
--------------------
    Albert Gore



   ARTHUR GROMAN                Director         December 12, 1996
--------------------
   Arthur Groman



   J. ROGER HIRL                Director         December 12, 1996
--------------------
   J. Roger Hirl



   JOHN W. KLUGE                Director         December 12, 1996
--------------------
   John W. Kluge



  DALE R. LAURANCE              Director         December 12, 1996
--------------------
  Dale R. Laurance



   I.W. MALONEY                 Director         December 12, 1996
--------------------
  Irvin W. Maloney



  GEORGE O. NOLLEY              Director         December 12, 1996
--------------------
  George O. Nolley



   J.F. RIORDAN                 Director         December 12, 1996
--------------------
  John F. Riordan



     R. SEGOVIA                 Director         December 12, 1996
--------------------
  Rodolfo Segovia



    A. SYRIANI                  Director         December 12, 1996
--------------------
  Aziz D. Syriani



  ROSEMARY TOMICH               Director         December 12, 1996
--------------------
  Rosemary Tomich

                       INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION

 4.1 Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23, 1994 (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31,
       1994).

 4.2   By-laws    of    Occidental,   as    amended    through
       December   15,  1994  (incorporated  by  reference   to
       Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

 5.1   Opinion of Linda S. Peterson, Esq.

 23.1  Consent   of   Linda   S.  Peterson, Esq.  (Included in
       Exhibit 5.1).

 23.2  Consent of Arthur Andersen LLP.

 24.1  Power of Attorney (Reference is hereby made to page 6).

 99.1  MidCon Corp. Savings Plan.

 99.2  Amendment No. 1 MidCon Corp. Savings Plan